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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 7, 2019 (except for the effects of realignment of the Company's segments described in Note 2 to the financial statements, as to which the date is November 8, 2019) with respect to the consolidated financial statements and schedule included in the Current Report of ION Geophysical Corporation on Form 8-K dated November 8, 2019, and our report dated February 7, 2019 with respect to the internal control over financial reporting included in the Annual Report of ION Geophysical Corporation on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Houston, Texas
December 19, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM